EXHIBIT 3.4

                  PROVINCE OF BRITISH COLUMBIA

                            FORM 21
                         (SECTION 371)

                          COMPANY ACT

                       SPECIAL RESOLUTION

     The following Special Resolution was passed by the under mentioned Company on the date stated:

Name of Company:         Consolidated Oberg Industries Ltd.

Date resolution passed:  November 21, 1996

     Resolution:

     "BE IT RESOLVED as a Special Resolution THAT:

1. Pursuant to Section 247(1) of the Company act, the name of the Company be changed from Consolidated Oberg Industries
     Ltd. to Hytec Flow Systems, Inc.;\

2. Paragraph 1 of the Memorandum of the Company be altered to read as follows:

     1.   The name of the Company is Hytec Flow Systems, Inc.

3.   The Memorandum be in the form attached hereto and marked
     Schedule "A," so that the altered Memorandum complies with the Company Act.

     Certified a true copy this 16th day of December, 1996.

/s/ David Anfield
(Solicitor for the Company)

                          SCHEDULE "A"

                  PROVINCE OF BRITISH COLUMBIA

                             FORM 1
                          (SECTION 5)

                          COMPANY ACT

                       ALTERED MEMORANDUM
 (As altered by Special Resolution passed on November 21, 1996)

1.   The name of the Company is Hytec Flow Systems, Inc.

2. The authorized capital of the Company consists of One Hundred Million (100,000,000) Common shares without par value.
3.